Exhibit 10.3

Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC

This Amendment No. 1 (this “Amendment”), dated and effective as of February 16, 2024, amends that certain Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC (the “Company”), dated as of December 23, 2021 (the “LLC Agreement”), by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (“Pubco”), and the other Members whose names are set forth in the Schedule of Members attached thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement.

RECITALS

WHEREAS, the Company has been heretofore formed as a limited liability company under the Act on April 16, 2021;

WHEREAS, the Company is currently governed by the LLC Agreement;

WHEREAS, on the date hereof, the Company and Pubco have entered into an Agreement and Plan of Merger, (the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company, Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation, Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company, the Company and Pubco;

WHEREAS, pursuant to Section 11.12(a) of the LLC Agreement, (a) the LLC Agreement may, subject to the notice and other requirements of Section 11.12(a), be amended, supplemented, waived or modified with the approval of the Managing Member and (b) as of the date hereof, Pubco is the Managing Member; and

WHEREAS, pursuant to Section 6.21 of the Merger Agreement, Pubco, in its capacity as the Managing Member, has agreed to amend and modify the LLC Agreement as set forth herein.

NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

1.
Definitions. The following defined terms are hereby added to Section 1.01 of the LLC Agreement in the appropriate alphabetical location:

““Change of Control Exchange Date” has the meaning specified in Section 8.05.”

““Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 16, 2024, by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company, Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation, Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company, the Company and Pubco (as it may be amended or modified from time to time).”

““Pubco Approved Change of Control” means any Change of Control of Pubco that was approved by the Board of Directors (including, if applicable, a committee thereof formed for the purpose of evaluating such Change of Control) prior to such Change of Control. For the avoidance of doubt, the Company Merger (as defined in the Merger Agreement) shall constitute a Pubco Approved Change of Control.”

2.
Pubco Approved Change of Control Transaction. Section 8.05 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Pubco Approved Change of Control Transaction. In connection with a Pubco Approved Change of Control, Pubco shall have the right, in its sole discretion, to effect, without any action or consent of any other Member, a Class A Exchange of all or a portion of the Class A Units (together, if applicable, with the corresponding number of shares of Class B Common Stock) held by each Member (other than Pubco). Any Class A Exchange pursuant to this Section 8.05 shall be effective immediately prior to the consummation of the Pubco Approved Change of Control (and, for the avoidance of doubt, (i) shall not be effective if such Pubco Approved Change of Control is not consummated and (ii) shall take place immediately prior to any merger of the Company in connection with a Pubco Approved Change of Control) (the date on which such Class A Exchange is effective, the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Class A Units and shares of Class B Common Stock subject to such Class A Exchange shall be deemed to be transferred to Pubco on the Change of Control Exchange Date and

(ii) such Member shall cease to have any rights with respect to the Units and shares of Class B Common Stock subject to such Class A Exchange (other than the right to receive shares of Class A Common Stock pursuant to such Class A Exchange). Pubco shall provide written notice of an expected Pubco Approved Change of Control to all Members not later than ten (10) Business Days before the proposed date upon which the contemplated Pubco Approved Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Pubco Approved Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Pubco Approved Change of Control, and the number of Class A Units (and, if applicable, the corresponding shares of Class B Common Stock) held by such Member that will be subject to the Class A Exchange. Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by Pubco to effect such Class A Exchange, including taking any action and delivering any document that Pubco reasonably determines is required to effect a Class A Exchange. Pubco and the Company shall treat such Class A Exchange as governed by Section 351(a) of the Code and thus as a tax-free contribution of property by applicable Members to Pubco in exchange for stock of Pubco. Pubco and the Company shall report consistently with the foregoing for all applicable income tax purposes and shall not take a position contrary to the foregoing before any taxing authority, except in each case as otherwise required by law.”

3.
Miscellaneous.
a.
Binding Effect. Upon execution and delivery of this Amendment by Pubco, in its capacity as Managing Member (but subject to the delivery of the notice required by

Section 11.12 of the LLC Agreement), this Amendment shall become effective as of the date hereof. This Amendment shall be binding upon, inure to the benefit of, and be enforceable against, the Members and their respective permitted successors and assigns.
b.
No Other Amendment. Except as specifically amended by this Amendment, all other terms and conditions of the LLC Agreement shall remain in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed. From and after the date of this Amendment, each reference in the LLC Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the LLC Agreement, as amended hereby.
c.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment transmitted electronically (including for the avoidance of doubt, via DocuSign or similar electronic signature platform) shall have the same authority, effect and enforceability as an original signature.
d.
Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
e.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws rules or principles that would result in the application of the laws of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date set forth above.

MANAGING MEMBER:

FATHOM DIGITAL MANUFACTURING CORPORATION

By: /s/ Carey Chen Name: Carey Chen Title: CEO

COMPANY:

FATHOM HOLDCO, LLC

By: /s/ Carey Chen Name: Carey Chen Title: CEO